Exhibit 99.1

NEWS RELEASE

Westell Reports Fiscal First Quarter 2018 Revenue of $16.6M
Sequential revenue growth of 8% and positive operating cash flow of $2.4M

AURORA, IL, August 9, 2017 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, announced results for its fiscal 2018 first quarter ended June 30, 2017 (1Q18). Management will host a conference call to discuss financial and business results tomorrow, Thursday, August 10, 2017, at 9:30 AM Eastern Time (details below).
Consolidated revenue in 1Q18 was $16.6 million, and comprised $7.0 million from the In-Building Wireless (IBW) segment, $4.1 million from the Intelligent Site Management and Services (ISMS) segment, and $5.5 million from the Communication Network Solutions (CNS) segment.

Westell’s new President and Chief Executive Officer Matt Brady stated, “In 1Q18, business grew for the second consecutive quarter on the strength of our IBW and CNS segments. IBW achieved its highest revenue level since the December 2015 quarter, as our Universal DAS Interface Tray (UDIT) maintained its robust sales pace and our Public Safety revenue increased. CNS was up significantly as Integrated Cabinets and our Power Distribution products each recorded their best quarterly revenue since March 2016.”

	1Q18 3 months ended 6/30/17	4Q17 3 months ended 3/31/17	+ favorable / - unfavorable
Revenue	$16.6M	$15.4M	+$1.2M
Gross Margin	40.8%	44.0%	-3.2%
Operating Expenses	$7.4M	$7.4M	$—
Net Income (Loss)	($0.6M)	($0.6M)	$—
Earnings (Loss) Per Share	($0.04)	($0.04)	$—
Non-GAAP Operating Expenses (1)	$6.0M	$5.9M	-$0.1M
Non-GAAP Net Income (1)	$0.8M	$1.0M	-$0.2M
Non-GAAP Earnings Per Share (1)	$0.05	$0.06	-$0.01
Non-GAAP Adjusted EBITDA (1)	$1.0M	$1.2M	-$0.2M
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.

“We continued to meet or beat key operating targets, including gross margin at 40% or greater and non-GAAP operating expenses at $6.0 million. While the business has made great progress in recent quarters, our number one goal is profitable revenue growth, including executing on our initiatives in the Public Safety market for IBW and on the emerging Centralized Radio Access Network (CRAN) opportunities for ISMS and CNS,” added Brady.

Cash was $23.7 million at June 30, 2017, compared to $21.8 million at March 31, 2017. The $1.9 million net increase comprised $2.4 million of cash generated from operations, driven by the profitable non-GAAP results and improved working capital. This was partly offset by $0.5 million of cash used for share repurchases and capital expenditures.
In-Building Wireless (IBW) Segment
IBW’s sequential revenue increase was primarily driven by higher sales of Public Safely solutions. IBW’s segment gross margin increase was driven primarily by a more favorable mix and lower overhead costs.

	1Q18 3 months ended 6/30/17	4Q17 3 months ended 3/31/17	+ favorable / - unfavorable
IBW Segment Revenue	$7.0M	$6.9M	+$0.1M
IBW Segment Gross Margin	43.3%	42.2%	+1.1%
IBW Segment R&D Expense	$1.5M	$1.5M	$—
IBW Segment Profit	$1.6M	$1.5M	+$0.1M
Intelligent Site Management & Services (ISMS) Segment
ISMS’s sequential revenue decrease was primarily due to lower sales of Remote units. ISMS’s segment gross margin decrease was primarily due to higher segment cost of goods sold.

	1Q18 3 months ended 6/30/17	4Q17 3 months ended 3/31/17	+ favorable / - unfavorable
ISMS Segment Revenue	$4.1M	$4.5M	-$0.4M
ISMS Segment Gross Margin	51.5%	56.2%	-4.7%
ISMS Segment R&D Expense	$0.6M	$0.6M	$—
ISMS Segment Profit	$1.6M	$1.9M	-$0.3M
Communication Network Solutions (CNS) Segment
CNS’s sequential revenue increase was primarily driven by higher sales of Integrated Cabinets and Power Distribution products. CNS’s gross margin decrease was primarily due to increased excess inventory costs.

	1Q18 3 months ended 6/30/17	4Q17 3 months ended 3/31/17	+ favorable / - unfavorable
CNS Segment Revenue	$5.5M	$3.9M	+$1.6M
CNS Segment Gross Margin	29.6%	32.7%	-3.1%
CNS Segment R&D Expense	$0.2M	$0.3M	+$0.1M
CNS Segment Profit	$1.4M	$1.0M	+$0.4M

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, August 10, 2017, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/Westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on August 10, 2017, by calling 888-206-4065 no later than 8:15 AM Central Time (9:15 AM Eastern Time) and providing the operator confirmation number 45285112.

This news release and related information that may be discussed on the conference call will be posted on the Investor Relations section of Westell's website: http://ir.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 1:00 PM Eastern Time following the conclusion of the conference.
About Westell Technologies
Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2017, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended
	June 30,	March 31,		June 30,
	2017	2017		2016
Revenue:
Products	$15,545	$14,290		$13,613
Services	1,029	1,096		1,203
Total revenue	16,574	15,386		14,816
Cost of revenue:
Products	9,424	8,331		9,601
Services	383	292		650
Total cost of revenue	9,807	8,623		10,251
Gross profit	6,767	6,763		4,565
Gross margin	40.8%	44.0%		30.8%
Operating expenses:
R&D	2,276	2,349		4,277
Sales and marketing	2,336	2,124		3,381
General and administrative	1,711	1,651		2,345
Intangible amortization	1,047	1,151		1,200
Restructuring	—	100	(1)	(36)
Long-lived assets impairment	—	—		1,181	(2)
Total operating expenses	7,370	7,375		12,348
Operating profit (loss)	(603)	(612)		(7,783)
Other income (expense), net	43	94		17
Income (loss) before income taxes	(560)	(518)		(7,766)
Income tax benefit (expense)	(12)	(38)		(2)
Net income (loss)	$(572)	$(556)		$(7,768)

Net income (loss) per share:
Basic net income (loss)	$(0.04)	$(0.04)	(3)	$(0.51)	(3)
Diluted net income (loss)	$(0.04)	$(0.04)	(3)	$(0.51)	(3)
Weighted-average number of common shares outstanding:
Basic	15,481	15,431	(3)	15,254	(3)
Diluted	15,481	15,431	(3)	15,254	(3)

(1)	The Company recorded restructuring expense primarily relating to abandonment of excess office space in New Hampshire.

(2)	Non-cash impairment related to long-lived assets associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.

(3)	All common stock, equity, share and per share amounts have been retroactively adjusted to reflect a one-for-four reverse stock split which was effective June 7, 2017.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)

	June 30, 2017 (Unaudited)	March 31, 2017
Assets
Cash and cash equivalents	$23,688	$21,778
Accounts receivable, net	10,337	12,075
Inventories	12,190	12,511
Prepaid expenses and other current assets	1,181	1,409
Total current assets	47,396	47,773
Land, property and equipment, net	1,910	1,984
Intangible assets, net	14,576	15,624
Other non-current assets	153	160
Total assets	$64,035	$65,541
Liabilities and Stockholders’ Equity
Accounts payable	$5,027	$4,163
Accrued expenses	3,678	4,273
Accrued restructuring	738	1,171
Deferred revenue	1,776	2,359
Total current liabilities	11,219	11,966
Deferred revenue non-current	1,008	1,102
Deferred income tax liability	7	—
Accrued restructuring non-current	15	63
Other non-current liabilities	228	236
Total liabilities	12,477	13,367
Total stockholders’ equity	51,558	52,174
Total liabilities and stockholders’ equity	$64,035	$65,541

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three months ended June 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$(572)	$(7,768)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	1,277	1,585
Long-lived assets impairment	—	1,181	(1)
Stock-based compensation	330	406
Restructuring	—	(36)
Deferred taxes	7	2
Other loss (gain)	(4)	6
Changes in assets and liabilities:
Accounts receivable	1,748	5,470
Inventory	321	(234)
Accounts payable and accrued expenses	(220)	(4,144)
Deferred revenue	(677)	(448)
Other	235	128
Net cash provided by (used in) operating activities	2,445	(3,852)
Cash flows from investing activities:
Net maturity (purchase) of short-term investments and debt securities	—	465
Purchases of property and equipment, net	(155)	(396)
Net cash provided by (used in) investing activities	(155)	69
Cash flows from financing activities:
Purchase of treasury stock	(374)	(84)
Payment of contingent consideration	—	(127)
Net cash provided by (used in) financing activities	(374)	(211)
(Gain) loss of exchange rate changes on cash	(6)	3
Net increase (decrease) in cash and cash equivalents	1,910	(3,991)
Cash and cash equivalents, beginning of period	21,778	19,169
Cash and cash equivalents, end of period	$23,688	$15,178	(2)

(1) Non-cash impairment related to long-lived assets associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.
(2) As of June 30, 2016, the Company has $10.1 million of short-term investments in addition to cash and cash equivalents.

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

Sequential Quarter Comparison

	Three months ended June 30, 2017				Three months ended March 31, 2017
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Total revenue	$6,956	$4,130	$5,488	$16,574	$6,944	$4,548	$3,894	$15,386
Gross profit	3,014	2,126	1,627	6,767	2,933	2,557	1,273	6,763
Gross margin	43.3%	51.5%	29.6%	40.8%	42.2%	56.2%	32.7%	44.0%
R&D expenses	1,463	565	248	2,276	1,473	619	257	2,349
Segment profit	$1,551	$1,561	$1,379	$4,491	$1,460	$1,938	$1,016	$4,414

Year-over-Year Quarter Comparison

	Three months ended June 30, 2017				Three months ended June 30, 2016
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Total revenue	$6,956	$4,130	$5,488	$16,574	$6,121	$4,139	$4,556	$14,816
Gross profit	3,014	2,126	1,627	6,767	994	2,019	1,552	4,565
Gross margin (1)	43.3%	51.5%	29.6%	40.8%	16.2%	48.8%	34.1%	30.8%
R&D expenses	1,463	565	248	2,276	2,364	1,294	619	4,277
Segment profit (loss)	$1,551	$1,561	$1,379	$4,491	$(1,370)	$725	$933	$288
(1)  1Q17 IBW Adjusted Segment Gross Margin was 39.0% when excluding a charge of $1.4 million related to the previously announced discontinuation of the ClearLink DAS and stock-based compensation. Please refer to the GAAP to non-GAAP reconciliation of IBW segment gross margin at the end of the Segment Statement of Operations section.

Reconciliation of GAAP to non-GAAP IBW Segment Gross Margin

	Three months ended June 30, 2017			Three months ended March 31, 2017			Three months ended June 30, 2016
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - IBW segment	$6,956	$3,014	43.3%	$6,944	$2,933	42.2%	$6,121	$994	16.2%
ClearLink DAS E&O (1)	—	—		—	—		—	1,389
Stock-based compensation (2)	—	8		—	(10)		—	3
Non-GAAP - IBW segment	$6,956	$3,022	43.4%	$6,944	$2,923	42.1%	$6,121	$2,386	39.0%
(1) Excess and Obsolete inventory charges on ClearLink DAS inventory and firm purchase commitments.
(2) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2017	2017	2016
GAAP consolidated operating expenses	$7,370	$7,375	$12,348
Adjustments:
Stock-based compensation (3)	(305)	(238)	(400)
Long-lived asset impairment (4)	—	—	(1,181)
Amortization of intangibles (5)	(1,047)	(1,151)	(1,200)
Restructuring, separation, and transition (6)	—	(100)	36
Total adjustments	(1,352)	(1,489)	(2,745)
Non-GAAP consolidated operating expenses	$6,018	$5,886	$9,603

	Three months ended
	June 30,	March 31,	June 30,
	2017	2017	2016
GAAP consolidated net income (loss)	$(572)	$(556)	$(7,768)
Income tax benefit (expense)	(12)	(38)	(2)
Other income (expense), net	43	94	17
GAAP consolidated operating profit (loss)	$(603)	$(612)	$(7,783)
Adjustments:
Deferred revenue adjustment (1)	—	64	63
ClearLink DAS E&O (2)	—	—	1,389
Stock-based compensation (3)	330	248	406
Long-lived asset impairment (4)	—	—	1,181
Amortization of intangibles (5)	1,047	1,151	1,200
Restructuring, separation, and transition (6)	—	100	(36)
Total adjustments	1,377	1,563	4,203
Non-GAAP consolidated operating profit (loss)	$774	$951	$(3,580)
Depreciation	230	279	385
Non-GAAP consolidated Adjusted EBITDA (7)	$1,004	$1,230	$(3,195)

	Three months ended
	June 30,	March 31,	June 30,
	2017	2017	2016
GAAP consolidated net income (loss)	$(572)	$(556)	$(7,768)
Adjustments:
Deferred revenue adjustment (1)	—	64	63
ClearLink DAS E&O (2)	—	—	1,389
Stock-based compensation (3)	330	248	406
Long-lived asset impairment (4)	—	—	1,181
Amortization of intangibles (5)	1,047	1,151	1,200
Restructuring, separation, and transition (6)	—	100	(36)
Total adjustments	1,377	1,563	4,203
Non-GAAP consolidated net income (loss)	$805	$1,007	$(3,565)
GAAP consolidated net income (loss) per common share:
Diluted	$(0.04)	$(0.04)	$(0.51)
Non-GAAP consolidated net income (loss) per common share:
Diluted	$0.05	$0.06	$(0.23)
Average number of common shares outstanding:
Diluted	15,617	15,528	15,254
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:

(1)
On April 1, 2013, the Company purchased Kentrox. The acquisition required the step-down on acquired deferred revenue, which resulted in lower revenue that will not recur once those liabilities have fully settled. The adjustment removes the step-down on acquired deferred revenue that was recognized.

(2)
Non-recurring excess and obsolete inventory charges on inventory and firm purchase commitments associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.

(3)	Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

(4)	Non-cash impairment related to tangible long-lived assets associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.

(5)	Amortization of intangibles is a non-cash expense arising from previously acquired intangible assets.

(6)
Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations, including costs relating to abandonment of excess office space at our headquarters and in New Hampshire, and severance costs for terminated employees. This adjustment also includes severance benefits related to the departure of certain former executives.

(7)	EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com